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                                                                 Exhibit 10.5(b)


                                NOMOS CORPORATION


                             1999 STOCK OPTION PLAN
                             ----------------------


         This Amendment No. 1 (this "Amendment") is made to the NOMOS Corporation 1999 Stock Option Plan (the "Plan").


                                    PREAMBLE

         The Board of Directors of the Company desires to amend the Plan to increase the number of shares available for options under the Plan from 1,500,000 to 7,000,000. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Plan.


                                   AMENDMENTS

         1. The first sentence of Section 3 of the Plan is hereby amended to read as follows:

         "Seven Million (7,000,000) of the authorized but unissued shares of the Common Stock are hereby reserved for issue upon the exercise of Options which may be granted under the Plan; PROVIDED, HOWEVER, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options which may be granted under the Plan."


         2. This Amendment shall be effective as of the date of its adoption by the Company's Board of Directors and upon approval of the Company's shareholders.




Adopted by the Board of Directors:  February 14, 2001

Approved by Shareholders:  March 2, 2001



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